Exhibit 10.1

Contract No. 5310350M120110144439

Working Capital Loan Contract

Bank of Communications Co., Ltd.

Working Capital Loan Contract

Important Notice

Please read carefully the whole text of this Contract, especially the clauses with symbols. Please consult the Lender if any question arises.

Borrower:	Axesstel (Shanghai) Ltd.

Legal Representative (Person in charge):	Hong Liang

Legal Domicile:	No. 2 Plant, #3111 West Huancheng Rd., Comprehensive Industrial Development Zone, Shanghai

Postal Address:	Room 912, Building 13, #1515 Gumei Rd., Xuhui District, Shanghai

Lender:	Bank of Communications Co., Ltd.

Person in Charge:	Ye Xiaohong

Postal Address:	#200 Central Renmin Rd., Fengxian District, Shanghai

With regard to	Borrower applies to Lender for working capital loan; Borrower and Lender hereby reach this Contract through consultations to specify the rights and obligations of both parties.

1.	Loan

1.1 Currency: RMB

1.2 Amount (in words): TEN MILLION YUAN

1.3 The Loan hereunder shall only be used for the purpose of enterprise use.

1.4 The Term of the Loan shall not exceed Twelve months, commencing from the initial date of advancing of the Loan and ending on April 1, 2012.

2.	Interest Rate and Calculation

2.1 The option (2) below shall be applied to determine the interest rate hereunder:

(1) RMB fixed interest rate, which shall be implemented based on the         (period) ☐ benchmark interest rate ☐ benchmark interest rate floating upward ☐ benchmark interest rate downward on the date ☐ when this Contract becomes effective ☐ when the Loan hereunder is initially advanced ☐ when the Loan hereunder is actually advanced (the date when each installment of Loan is advanced, if the Loan is advanced in installments). The interest rate shall not be adjusted within the Term of this Contract.

(2) RMB floating interest rate, which is specified below:

i. the interest rate shall be one-year (period) ☐ benchmark interest rate ✓☐ benchmark interest rate plus a premium of 10% of the benchmark interest rate, which is on the basis of one-year rate on the day of the loan ☐ benchmark interest rate downward         on the date ☐ when this Contract becomes effective ☐ when the Loan hereunder is initially advanced ☐ when the Loan hereunder is actually advanced (the date when each installment of Loan is advanced, if the Loan is advanced in installments).

ii. if People’s Bank of China adjusts the benchmark interest rate during the Term of this Contract, the option a below shall be applied to determine the adjustment date of the interest rate. From the interest rate adjustment date, Lender has the right to execute the adjusted interest rate according to the corresponding interest rate level announced on the interest rate adjustment date, and the range for increase/decrease of the interest rate shall remain the same.

a. the interest rate adjustment date hereunder shall be the interest rate adjustment date of the People’s Bank of China;

b. from the date when the Loan is actually advanced (shall be the advancing date of ☐ the first installment ☐ each installment of the Loan when the Loan is advanced in installments), each day at the end of a ☐ month ☐ quarter ☐ half year ☐ year;

c.                                                                                                                                                             .

iii. If after the adjustment of the People’s Bank of China, the interest rate becomes floating or the benchmark interest rate is rescinded, both Parties hereto shall adjust the interest rate of the Loan hereunder through negotiation. But such adjusted interest rate shall not be lower than the then applicable bank interest rate; if both parties fail to reach agreement upon the adjusted interest rate after         months from the adjustment date of the People’s Bank of China, Lender is entitled to declare an early maturity of the entire Loan hereunder.

(3)              interest rate of              (foreign currency);

2.2 Daily interest rate = monthly interest rate/30, and monthly interest rate = annual interest rate/12.

2.3 Calculation of Interest Rate

2.3.1 Normal interest rate = interest rate set forth herein*amount of the Loan advanced*number of days (commencing from the advancing date and ending on the maturity date).

2.3.2 Penalty interest of any overdue loan and misappropriated loan shall be calculated on the basis of the amount and number of lasting days of such overdue or misappropriated loan (commencing from the overdue or misappropriation date and ending on the repayment day of the principal and the interest). If the loan currency is RMB, the penalty interest rate of the overdue loan shall be the agreed interest rate plus 50%, and the penalty interest rate of the misappropriated loan shall be the agreed interest rate plus 100%; if after the loan with floating interest rate is overdue or misappropriated, the People’s Bank of China adjusts the benchmark interest rate, Lender is entitled to adjust the penalty interest rate hereunder correspondingly, and the new penalty interest rate shall be applied from the adjustment date of the People’s Bank of China. In case of foreign currency, the penalty interest rate shall be the agreed interest rate hereunder plus     %.

2.4 Option (1) below shall be applied to settle the interest of the Loan hereunder, and the interest shall be repaid with the principal when the Loan is due. Interest settlement date shall be the interest repayment date:

(1) settled on the 20th of the last month of each quarter;

(2) settled on the 20th of each month;

(3)                                                              .

2.5 In case of Borrower’s early repayment of the Loan or Lender’s early collection of the Loan as provided by this Contract, the corresponding interest rate level shall not be adjusted, and the interest rate originally agreed upon shall be implemented.

2.6 Other agreements on interest rate

3.	Advance and Payment of the Loan

3.1 Borrower may withdraw the Loan in installments, but the total amount shall be no more than the amount stipulated by article 1 herein. The withdrawal shall be in compliance with the following advance plan:

Advance Date	Amount
April 1, 2011;	Ten Million Yuan (in words)

3.2 Lender is entitled to refuse to advance the Loan before all of the following conditions are satisfied:

(1) Borrow has went through all necessary government approval, permit, license and other legal formalities and other formalities as required by Lender, and such approval, permit or registration remains effective;

(2) The Guarantee Contract (if any) has come into effect and remains effective; if the Guarantee Contract is a mortgage contract and/or pledge contract, the security interests shall have been set up and remain effective;

(3) No significant adverse change has happened to Borrower’s operation and financial status;

(4) Borrow does not breach this Contract;

(5) Payment term is in compliance with this Contract, and Lender agrees to pay in case of entrusted payment by the Lender;

(6) As for foreign currency loan, Borrower has opened necessary accounts in accordance with requirements for foreign exchange management, and has provided evidential materials to prove that the Loan is in compliance with relevant foreign exchange policies, including but not limited to valid foreign exchange use certificate, registration certificate or approval;

(7) Borrower has designated a fund recovery account per Lender’s requirement, and has executed the account escrow agreement.

3.3 Borrower hereby designates the following account as the Loan advance account, and such account ☐ is ✓☐ is not the specific account for Loan advance opened with Lender.

Name of the account: Axesstel (Shanghai) Ltd.

Account No.: 310069037018010069934

Opening bank: Bank of Communications, Fengxian Branch

If Borrower opens a specific loan advance account, the advance and payment of the Loan shall be managed through such account. Such account shall only be used for the advance and external payment of the Loan, while shall not be used in check, bill of exchange, bank acceptance bill or other business, or used in other settlement. In case that Borrower makes the payment on its own, it shall go to the counter of the account opening bank office when handling transfer of the Loan fund. The deposit interest in such account shall be transferred to Borrower’s repayment account.

3.4 Borrower shall proceed relevant fund withdrawal formalities at least three bank business days in advance each time when it withdraws the Loan fund, and specify the payment terms (payment by the Lender in a fiduciary capacity or payment on Borrower’s own). Only one payment terms can be used each time.

3.5 Payment by the Lender in a fiduciary capacity means that Lender pays the Loan via Borrower’s account in accordance with Borrower’s entrustment directly to Borrower’s opposition party whose use of such Loan is in compliance with this Contract, after the Loan is advanced as provided herein.

Payment by the Lender in a fiduciary capacity shall be applied when one of the following conditions is satisfied:

(1) where the amount of single payment of the Loan exceeds              (such amount is the limit amount when Borrower makes the payment on its own)

When Lender makes the payment in a fiduciary capacity, Borrower shall submit withdrawal application, entrustment letter, loan note, corresponding payment order and other materials required by Lender (including but not limited to business contract, invoice, receipt of goods and other transaction materials) to Lender, clearly showing the amount of the Loan withdrawn and the amount and the person to be paid. The amount of the Loan withdrawn shall be equivalent to the total amount payable.

If payment of Borrower to be made is not in compliance with this Contract or relevant business contracts, or has any other defect, Lender shall have the right to refuse to pay and return the entrustment letter submitted by Borrower.

If Lender agrees to pay, Borrower shall re-submit relevant materials carrying accurate information within the period of time given Lender provided that external payment fails or the payment is returned due to inaccurate information provided by Borrower. Lender shall not be responsible for any loss of Borrower caused by such failure.

3.6 Payment made on Borrower’s own means that Borrower makes the payment to its opposition transaction party whose use of the Loan is in compliance with this Contract after Lender advance the Loan to Borrower’s account.

In such case, Borrower shall submit loan withdrawal application, loan note, fund use statement and other materials required by Lender. Borrower shall report the payment of the Loan to Lender within 10 days after the Loan is advanced. Lender shall have the right to check whether the Borrower’s payment is in compliance with the Loan purpose hereunder through account analysis, voucher examination, on-spot inspection and other ways. Borrower shall coordinate Lender with such inspections.

3.7 The actual advance date and amount shall be subject to the contents recorded in the loan note.

4.	Repayment of the Loan

4.1 Borrower shall repay the Loan on time subject to the maturity date provided in article 1.4 and the following repayment schedule. When any discrepancy arises regarding to the maturity date on the loan note and in this Contract, the loan note shall prevail:

Repayment Date	Repayment Amount
April 1, 2012	Ten Million Yuan (in words)

4.2 Borrower shall not repay the Loan in advance without written consent of Lender.

4.3 Borrower hereby designates that:

(1) the repayment account is:

Name of the account: Axesstel (Shanghai) Ltd.

Account No. 310069037018010069934

Opening bank: Bank of Communications, Fengxian Branch

(2) the fund recovery account is:

Name of the account: Axesstel (Shanghai) Ltd.

Account No. 310069037018010069934

Opening bank: Bank of Communications, Fengxian Branch

5.	Representations and Warranties of Borrower

5.1 Borrower was legally established and legally exists, and has all the necessary legal capacities to perform its obligations hereunder and undertake civil liabilities in its own name.

5.2 The execution and performance of this Contract is out of Borrower’s true intention, and has obtained all the necessary consents, approvals and authorizations, which has no legal defect.

5.3 Borrower produces and operates in compliance with laws and regulations, and has the ability to operate sustainably, and have a legitimate source of repayment. Senior management of the Borrower has no illicit record.

5.4 During the process of execution and performance of this Contract, all the documents, statements, materials and information provided by Borrower to Lender are real, accurate, complete and effective without any concealment or omission of any information which may deteriorate its financial status and repayment ability. There has been no significant adverse change happened on Borrower’s financial status since the latest financial statement was issued.

5.5 When this Contract is signed, Borrower is neither a shareholder nor an “actual controlling person” under the Corporate Law of the Guarantor, and has no plan to become neither a shareholder nor an “actual controlling person” of the Guarantor.

6.	Rights and Obligations of Lender

6.1 Lender shall have the right to recover the Loan principal and interest (including compound interest and penalty interest for overdue and misappropriated loans), collect fees payable by Borrower as provided hereunder, recover the Loan in advance in its own discretion according to the situation of capital recovery of Borrower, and exercise other rights hereunder or provided by law.

6.2 During the process of performance of this Contract, Lender will only make formal examination on the materials provided by Borrower. Lender will not take any responsibility for its failure of payment in a fiduciary capacity on time or for Borrower’s payment in violation of this Contract due to the fact that such materials provided by Borrower are untrue, inaccurate or incomplete.

6.3 Lender will not be responsible for the failure of advance or payment of the Loan due to the fact that the advance account or payee’s account is frozen or for other reasons.

7.	Obligations of Borrower

7.1 Borrower shall repay the principal and interest of the Loan hereunder according to the time, amount and currency provided by this Contract. The recovery account designated by Borrower shall be used to collect the corresponding sales income or the fund planned to repay the Loan. When non-cash settlement is applied to the corresponding sales income, Borrower shall ensure to transfer such income to the recovery account upon receipt in a timely manner. Borrower shall provide with the incoming and outgoing of the fund in the recovery account upon requirement of Lender.

7.2 Borrower shall apply the Loan in accordance with this Contract, and shall not apply the Loan for other purposes, or use such Loan for fixed asset investment, equity investment or in any other industry or for any other purpose prohibited by the State.

Borrower shall withdraw and use the Loan in the agreed ways, and shall not evade the payment of Lender in a fiduciary capacity by means of “breaking up the whole into parts”. When Borrower makes the payment on its own, such payment shall be made in compliance with this Contract.

7.3 Borrower shall bear the expenses and cost hereunder, including without limitation to fees for notarization, appraisal, assessment, registration, and etc.

Borrower shall bear the fees for settlement of the Loan payment (either in the situation where Lender makes the payment in a fiduciary capacity or in the situation where Borrower makes the payment on its own), and shall pay in full and on time the relevant fees in accordance with the charge item, rate and time provided by Lender.

When the advance account is specially used to advance the Loan, the fund of the Loan may be paid through the payment system of the People’s Bank of China or intra-city exchange system (either in the situation where Lender makes the payment in a fiduciary capacity or in the situation where Borrower makes the payment on its own), if the recovery account is not opened with the Bank of Communications.

When the advance account is not specially used to advance the Loan, the fund of the Loan shall be paid through the system of the People’s Bank of China (either in the situation where Lender makes the payment in a fiduciary capacity or in the situation where Borrower makes the payment on its own), if the recovery account is opened with another bank in other cities.

7.4 Borrower shall comply with the practices and policies of operations of Lender and the Loan business, including but not limited to cooperating with Lender in loan payment management and monitoring the use of the Loan and the operation of the Borrower, and shall provide all the financial statements, Loan application records and materials, affiliates and transaction information of such affiliates and other materials and information as required by Lender. Borrower shall ensure that all such documents, materials and information are true, complete and accurate.

7.5 Borrower shall give at least a 30-day written notice to Lender of any of the following events, and shall not take any action before the principal and interest of the Loan hereunder is repaid or a repayment plan and guarantee acknowledged by Lender is provided:

(1) sell, give, lease, lend, transfer, mortgage, pledge or dispose in other ways all or substantial part of the assets or major assets;

(2) significant changes have happen or may happen to the operation system or ownership organization of Borrower, including without limitation to contract, lease, joint venture, corporate reorganization, joint-stock reorganization, consolidation (merger), equity joint venture (cooperative joint venture), division, establishment of subsidiaries, equity transfer, transfer of property title, capital reduction, and etc.

(3) Outward investment exceeds RMB 5 million or increase in debt financing exceeds RMB 5 million.

7.6 Borrower shall notify Lender in writing of any of the following events within 7 days of the occurrence or potential occurrence of such event:

(1) Borrower or any of its affiliate amends the articles of association, change enterprise name, legal representative (person in charge), domicile, postal address or business scope, and other matters registered with AIC, or makes significant decision on financial or human resource issues;

(2) Borrower, its affiliates or guarantor proposes to file for bankruptcy, or may possibly be or has already been filed for bankruptcy;

(3) Borrower or any of its affiliates is involved in any major litigation, arbitration case, administrative action, or its major assets or collaterals hereunder are taken with property preservation measures or other enforcement measures, or the safety and good condition of the major assets or collaterals hereunder have been or may probably be affected, or the value of such major assets or collaterals have been or may be reduced;

(4) Borrower or any of its affiliates provides guarantee for third party, which causes any significant adverse effect on its economic and financial status, or on its ability of performance of this Contract;

(5) Borrower or any of its affiliates executes any contract that has significant effect on its operation and financial status;

(6) Borrower, any of its affiliates or guarantee stops production, goes out of business, dissolves, stops business for rectification, or its business license is revoked or cancelled;

(7) Borrower or any of its affiliates, or major individual investor, legal representative (person in charge), director or major management member of Borrower or any of its affiliates is missing, or alleged to violate laws or regulations or applicable rules of stock exchange;

(8) The operations of the Borrower or its affiliates encounter serious difficulties, or the financial position of the Borrower or its affiliates deteriorates, or any event or circumstance that will has adverse effect on the normal business, financial condition or the ability of solvency occurs.

(9) Any affiliated transaction with (more than) 10% of the net assets recently audited occurs;

(10) Before paying off all the debts hereunder, Borrower becomes or may probably become a shareholder or an “actual controlling person” under the Corporate Law of the guarantor;

(11) Borrower or any of its affiliates causes any liability accident or is exposed by media for violating laws or regulations, regulatory rules, state policies or professional standards;

(12) The controlling or being-controlled relationship between Borrower and its affiliate’s changes;

(13) Other events that will have significant adverse effect on the ability of solvency occur.

7.7 Under the circumstances that any change of the guarantee adverse to Lender’s credit right hereunder occurs, Borrower shall provide other guarantees acknowledged by Lender as required by Lender in a timely manner. The “change” herein shall include without limitation to the following events: guarantor is consolidated or divided, ceases or suspends operations, dissolves, ceases operations for rectification, or files or is filed for bankruptcy, or its business license is cancelled; significant change happens to guarantor’s operation and financial status; guarantor is involved in any major litigation, arbitration, administrative action, or its major assets are taken with property preservation measures or other enforcement measures; the value of the collaterals reduces or may probably reduce, or are taken with property preservation or other enforcement measures; the safe and good condition of the collaterals are or may be affected; the guarantor or its legal representative (person in charge) or main management members are alleged to violate laws and regulations, or applicable stock exchange rules; the individual guarantor is missing, dead (declared to be dead); the guarantor breaches the guarantee contract; the guarantor requires to rescind the guarantee contract; the guarantee contract does not become effective, or is determined void and null or is revoked; the security interest is failed to be set up or is determined void and null; any other event that may harm Lender’s credit right hereunder.

7.8 Borrower undertakes that its financial index shall always be in compliance with the following agreements before the principal and interest of the Loan hereunder and the relevant fees are paid off:

(1)

(2)

(3)

8.	Other Agreed Issues

8.1 The payment terms of the Loan hereunder shall be subject to the contents recorded in the Withdrawal Application executed by Lender.

9.	Early Maturity of the Loan

9.1 This Contract shall terminate in advance when any of the following events occurs:

(1) the representations and warranties made in article 5 herein by Borrower are untrue;

(2) Borrower breaches this Contract;

(3) any of the events provided in article 7.6 actually occurs, which is adverse to Lender’s credit right in its discretion;

(4) Lender thinks an early repayment of the principal and interest of the Loan hereunder is necessary according to the fund recovery situation of Borrower;

(5) Lender’s advance of the Loan as provided herein constitutes or may constitute any violation of regulations due to change of regulatory policies;

(6) any breach of contract occurs during the process of performance of other contracts between Borrower and Lender, or between Borrower and any other third party, or the liabilities thereunder may be or have been declared mature in advance.

9.2 When any “Early Maturity” event occurs, Lender shall have the right to take one, multiple or all of the following measures:

(1) to stop advancing the Loan which has not been withdrawn;

(2) to stop the payment process for the Loan which has been withdrawn but not been used by Borrower;

(3) to require Borrower to make negotiation with Lender on additional loan advance and payment conditions;

(4) to have Borrower to alter payment terms according to its requirements;

(5) to unilaterally declare early maturity of all the principal of the advanced loan hereunder, and require Borrower to immediately repay all the principal of the due loan and settle the interest.

10.	Breach of Contract

10.1 If Borrower fails to repay the principal or pay the interest of the Loan in full amount and on time, or fails to apply the Loan for the purposes provided herein, Borrower will be charged both the interest at the penalty interest rate of the overdue or misappropriated loan and the compound interest at the interest rate of outstanding and overdue interest.

10.2 If Borrower fails to repay the principal or pay the interest of the Loan in full amount and on time, it shall bear the fees for collecting overdue payments, litigation (or arbitration), preservation, announcement, enforcement and attorney’s fees, travel expenses or other fees.

10.3 In case that Borrower evades Lender’s supervision, falls into arrears with principal and interest of the Loan, or maliciously defaults debts, Lender shall have the right to report such conducts to competent authorities and expose such conducts on medias.

11.	Deduction Agreements

11.1 Borrower hereby authorize Lender to deduct its fund from any of its accounts opened with Bank of Communications to pay off the debt due and payable, when any Loan principal, interest, penalty interest, compound interest or other fees under this Contract becomes due and payable.

11.2 After such deduction, Lender shall notify Borrower of the account number, loan contract number, borrowing note number, deducted amount and balance of the debt in connection with deduction.

11.3 If the deducted amount is insufficient to pay off all of Borrower’s debts, the due but outstanding fees shall be paid off first. For the principal and interest which is overdue for less than 90 days, the balance shall be first used to pay off the interest, penalty interest or compound interest due but outstanding, and then the principle due but outstanding; for the principal and interest which is overdue for more than 90 days, the balance shall first be used to pay off the principal due but outstanding, and then the interest, penalty interest or compound interest due but outstanding.

11.4 Where the currency of the amount from deduction is different from the currency that needs to be paid off, the deducted amount shall be transferred to the amount to be paid off on the basis of the exchange rate announced by the Bank of Communications at deduction.

12.	Notices

12.1 The contact information (including postal address, telephone number and fax number) provided by Borrower herein are true and effective. Borrower shall immediately send/deliver any altered contact information in writing to the postal address of Lender herein. Such alteration will become effective only after Lender actually receives the notification of alteration and change relevant records.

12.2 Lender shall have the right to select any of the following ways to give notice to Borrower, unless otherwise provided herein. Lender may select any way it considers appropriate to give notice, and will take no responsibility for any transmission error, missing or delay of information caused by mail, facsimile, telephone or any other communication system. If Lender selects multiple ways of notice, the notice reaching Borrower earlier shall prevail:

(1) Announcement: the notice shall be deemed as served on the date when Lender publishes announcement on its website, in online bank or telephone bank system or at its operation networks;

(2) By personal delivery: the notice shall be deemed as served on the day when Borrower sign the acknowledgement of receipt;

(3) Via mail (including courier, ordinary mail and registered mail) to Borrower’s postal address mostly recently known to Lender: the notice shall be deemed as served on the third day (same city)/fifth day (other cities) of the delivery (even though the mail may be returned);

(4) Via facsimile or other electronic communication means to Borrower’s facsimile number or electronic address mostly recently known to Lender: the notice shall be deemed as served on the date of delivery.

13.	Information Disclosures and Confidentiality

13.1 Lender shall keep confidential all the Borrower’s trade secrets and other information and materials marked as confidential in writing, unless required to be disclosed by:

(1) the applicable laws and regulations or listing rules;

(2) judicial authorities or government authorities;

(3) Lender to its outside counsel;

(4) Lender with consent or authorization of Borrower.

13.2 Borrower agrees that Bank of Communications may use or disclose all the information and materials in connection with Borrower under the following circumstances, including without limitation to Borrower’s basic information, credit transaction information and other related information and materials. And Borrower will undertake all the consequences therefrom:

(1) disclosing such information and materials to, or allowing use of such information and materials by its business outsourcing agencies, third party suppliers, other financial institutes and other agencies or individuals considered necessary by Lender (including but not limited to the subsidiaries wholly or partially owned by Bank of Communications) for the following purposes: a. for the development of loan business or loan related business; for example, promotion of loan business of Bank of Communications, collection of overdue repayment of Borrower and transfer of loan credit right, and etc., b. for Lender’s provision or possible provision of new products or services to Borrower, and c. for improvement of relationship between Lender and its clients;

(2) providing such information and materials to China Credit Information Center and other credit information agencies or credit information database set up under ratification of People’s Bank of China;

(3) Using or allowing use by third parties of such information and materials for business operation, management, statistics, canalization and risk control on the basis of confidentiality.

14.	Governing Law and Dispute Resolution

This Contract shall be governed by the laws of the People’s Republic of China. Any dispute arising out of this Contract shall be submitted to the court with jurisdiction over Lender’s domicile. During the dispute resolution process, both parties shall continue to perform other provisions herein not involved in the dispute.

15.	Miscellaneous

15.1 Borrower agrees that Lender may retain its credit information for the purposes of loan application and after management and inquiry.

15.2 Lender will not take any responsibility for the failure of advance the Loan or processing the Loan payment on time due to force majeure event or failure of communication, network or Lender’s system. But Lender will notify such failure to Borrower in a timely manner.

15.3 The form of the Withdrawal Application hereunder and the Withdrawal Application, Power of Attorney for Payment of the Loan and Borrowing Note executed by both parties, and other related documents and materials recognized by both parties shall constitute an integral part of this Contract.

15.4 The affiliate, affiliated transaction, major individual investor and other terms referred to hereunder shall have the same meaning with the same words in the No. 36 Enterprise General Accounting Principles—Affiliate Disclosure (No. 3 Cai Kuai [2006]), as amended.

15.5 This Contract shall come into effect after persons in charge of both parties (or Borrower’s legal representative) or their duly authorized representatives execute (or affix chops) and affix official chops on this Contract.

15.6 This Contract shall be made in quadruplicate, with each party of Lender, Borrower and guarantor (if any) holding one copy.

(The remainder of this page is intentionally left blank)

Borrower has read all the above provisions, and Lender has made necessary explanations upon Borrower’s requirement. Borrower has no objection to any of the provisions herein.

Borrower (official chop)	Lender (official chop)

Legal Representative (person in charge) or Duly Authorized Representative	Person in Charge or Duly Authorized Representative
(signature or chop): Hong Liang	(signature or chop)

Date: March 31, 2011	Date: March 31, 2011

Attachment:

No.

Withdrawal Application

Bank of Communications Co., Ltd.              Branch (the “Bank”):

In accordance with the Contract numbered              between us (the “Contract”), we hereby apply for withdrawal of the credit under the Contract.

1.	Currency: ________; Amount: _______________

2.	Payment Terms:

☐	Payment by the Bank in fiduciary capacity. Please see the POA of Payment for details

☐	Payment by Borrower on its own. For the purpose of _______________

1.	This Application is supplementary to the Contract. Unless otherwise provided by this Application, the rights and obligations of both parties shall be exercised and performed as provided by the Contract.

2.	We hereby undertake that the representations and warranties under the Contract remain effective. When we pay the Loan on our own, each installment of the payment will be made lower than the limit amount. We do not have any “Early Maturity Event” as provided by the Contract by the application date.

Borrower/Applicant (official chop)

Legal Representative (Person in charge) or Duly Authorized Representative

(Signature or Chop)

Application Date:

We agree to advance the Loan within three bank business days upon execution of this Application in accordance with the above conditions.

Bank (official bank)

Person in Charge or Duly Authorized Representative

(Signature or Chop)

Date of Execution:

Note: This Application shall be made in duplicate, with each party of Borrower/Applicant and the Bank holding one copy.